UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2013
_________________________________
Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2013, the Company entered into Amendment No. 1 (the “Amendment”) to its Credit Agreement among the Company, Hudson Pacific Properties, L.P., as borrower, and each of the lenders party thereto governing the Company’s $250.0 million unsecured revolving credit facility (the “Facility”).  The Amendment, among other things:

•
modified the calculation of “total asset value,” which impacts, among other things, determining our applicable margin and compliance with the Facility’s maximum leverage ratio, maximum secured indebtedness leverage ratio and maximum recourse debt ratio, to give us credit for the gross book value of certain of our properties under certain circumstances in which the economic occupancy of such properties is less than 80%;

•
modified the calculation of “unencumbered asset value,” which impacts, among other things, determining our compliance with the Facility’s maximum unencumbered leverage ratio, in the same way that the calculation of total asset value was modified;

•
corrected a technical error in the definition of total asset value to apply the annualization methodology set forth therein to renovation properties in addition to construction in progress properties; and

•	contained an acknowledgement by the lenders that our 901 Market Street property would be treated as a renovation property for purposes of the Facility.

            The Amendment was fully executed by the Company and the holders of the outstanding commitments under the Facility on May 14, 2013 and is retroactively effective as of March 31, 2013.

            The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company held its Annual Meeting of Stockholders on May 17, 2013 at 9:00 a.m. (PDT).

(b)    The voting results from the Annual Meeting were as follows:

1.
Each of the following nine directors was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2014 or until their respective successors are elected and qualified, and received the number of votes set forth below. There were 967,793 broker non-votes.

Name	For	Withhold
Victor J. Coleman	50,479,156	1,166,990
Howard S. Stern	50,078,979	1,567,167
Theodore R. Antenucci	51,244,897	401,249
Richard B. Fried	50,179,079	1,567,067
Jonathan M. Glaser	49,908,854	1,737,292
Mark D. Linehan	49,908,854	1,737,292
Robert M. Moran, Jr.	48,243,804	3,402,342
Barry A. Porter	49,850,627	1,795,519
Patrick Whitesell	51,306,708	339,438

2.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year was approved by a vote of 52,249,715 shares in favor, 356,539 shares against, and 7,685 shares abstaining. There were no broker non-votes.

3.
An advisory resolution approving the Company’s executive compensation was approved by a vote of 46,429,676 shares in favor, 5,190,285 shares against, and 26,185 shares abstaining. There were 967,793 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to the Credit Agreement among the Company, Hudson Pacific Properties, L.P., as Borrower, and each of the Lenders party thereto (as defined in the original credit agreement, dated August 3, 2012).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: May 20, 2013	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1 to the Credit Agreement among the Company, Hudson Pacific Properties, L.P., as Borrower, and each of the Lenders party thereto (as defined in the original credit agreement, dated August 3, 2012).